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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                ----------------


                             SRA International, Inc.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  Delaware                              54-1360804
-----------------------------------------  -------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


            4350 Fair Lakes Court, Fairfax,                 VA 22033
          -----------------------------------------        ----------
           (Address of principal executive offices)        (Zip Code)

                         -----------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]


     Securities Act registration statement file number to which this form relates (if applicable): 333-83780

          Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Class                       Name of Exchange on Which
     to be so Registered                  Class is to be Registered
     -------------------                  -------------------------
     Class A Common Stock, $0.004         New York Stock Exchange
     par value per share

     Securities to be registered pursuant to Section 12(g) of the Act: None

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Item 1. Description of Registrant's Securities To Be Registered.
        --------------------------------------------------------

     Information with respect to the Class A Common Stock, par value $0.004 per share (the "Class A Common Stock"), of the Registrant is incorporated by reference to the sections captioned "Description of Capital Stock" in Amendment No. 3 to the Registrant's registration statement on Form S-1 (No. 333-83780) as filed with the Securities and Exchange Commission on May 21, 2002, any amendments to such registration statement filed subsequently thereto, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such registration statement. The Class A Common Stock, to which this Form 8-A registration statement relates, has been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

Item 2.   Exhibits.
          --------

          The following exhibits are incorporated herein by reference or filed herewith:

          1. Restated Certificate of Incorporation, as amended, of the Registrant.*

          2. Form of Amended and Restated Certificate of Incorporation of the Registrant.*

          3.   By-Laws, as amended, of the Registrant.*

          4.   Form of Amended and Restated By-Laws of the Registrant.*

          5. Specimen Common Stock Certificate representing the Class A Common Stock of the Registrant.*

___________

* Filed as an exhibit to the Registrant's registration statement on Form S-1 (File No. 333-83780) and incorporated herein by reference thereto.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      SRA INTERNATIONAL, INC.



Date:  May 21, 2002                   By: /s/ Ernst Volgenau
                                          -------------------------------------
                                          Ernst Volgenau
                                          President and Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.   Description
----------    -----------
     1.       Restated Certificate of Incorporation of the Registrant.*

     2. Form of Amended and Restated Certificate of Incorporation of the Registrant.*

     3.       By-Laws of the Registrant.*

     4.       Form of Amended and Restated By-Laws of the Registrant.*

     5. Specimen Common Stock Certificate representing the Class A Common Stock of the Registrant.*

____________

* Incorporated herein by reference to the Registrant's registration statement on Form S-1 (File No. 333-83780).

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